Exhibit 10

MEDIA GENERAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Amended And Restated as of April 30, 2014

1.     Purpose. The purpose of the Media General, Inc. Directors’ Deferred Compensation Plan (the “Plan”) is to encourage and enable each member of the Board of Directors (the “Board”) of Media General, Inc. (the “Company”) who is not and has never been an employee of the Company (a “Director”) to increase his or her proprietary interest in the Company and to align his or her interests more closely with the shareholders of the Company through the receipt of Deferred Stock Units representing fifty percent (50%) or more of the annual compensation payable to each Director for his or her services to the Board.

2.     Definitions.

a)	“Act” shall mean The Securities Exchange Act of 1934, as amended.

b)

“Annual Director’s Fee” shall mean the annual retainer fee paid quarterly by the Company to each Director, which fee may be modified from time to time, and which shall include all Director compensation, including attendance at Board and committee meetings. For any Director who shall have failed to attend at least 75 percent of the Board meetings in the prior fiscal year, the Annual Director’s Fee shall exclude the amount otherwise payable on the first Quarterly Payment Date.

c)

“Award Value” shall mean the average of the closing trading prices of a share of Common Stock on the exchange on which the Common Stock then is traded for the last ten trading days of the prior calendar year, as reported in The Wall Street Journal.

d)

“Beneficiary” shall mean that person or trust designated by a Director in writing to the Secretary of the Company to receive any benefits that may become due under this Plan following the death of such Director.

e)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

f)

“Committee” shall mean the Compensation Committee as appointed from time to time by the Board, and which shall consist of two or more “non-employee directors” as that term is defined in Rule 16b-3 of the Act.

g)	“Common Stock” shall mean the Voting Common Stock of the Company.

h)

“Deferred Stock Unit” shall mean a hypothetical share of Common Stock, and each Deferred Stock Unit credited to a DSU Account shall be deemed to have the same value, calculated from time to time, as a share of Common Stock.

i)

“Dividend Account” shall mean the book entry account established and maintained for each Director to record the conversion of Dividend Equivalents into Deferred Stock Units in accordance with Section 5 of the Plan.

j)

“Dividend Equivalents” shall mean an amount of hypothetical cash dividends on Common Stock upon which Deferred Stock Units are credited to a Dividend Account and which are determined by (i) multiplying the Company’s quarterly dividend per share by the number of Deferred Stock Units in a DSU Account as of the Record Date, and (ii) by dividing that amount by the Fair Market Value of a share of Common Stock as of the Dividend Payment Date.

k)	“Dividend Payment Date” shall mean that date upon which the Company’s quarterly dividends are payable.

l)

“DSU Account” shall mean the book entry account established and maintained solely to record and measure the future benefits to be distributed based upon the collective record of a Director’s Stock Unit Account and Dividend Account.

m)	“Effective Date” shall mean January 1, 1997.

n)

“Fair Market Value” shall mean the average of the closing trading prices, as reported in The Wall Street Journal of a share of Common Stock on the exchange on which the Common Stock then is traded for the ten trading days immediately preceding the date on which the determination of value is made.

o)

“Quarterly Payment Date” shall mean each of the four dates established by the Company for payment of the Annual Director’s Fee, and which shall be the dates on which Deferred Stock Units will be credited to the Stock Unit Account and the Dividend Account.

p)	“Record Date” shall mean the date upon which ownership of Common Stock entities such owner to receive quarterly dividends.

q)

“Retirement” shall mean the effective date of the termination of the services of a Director for any reason which also constitutes a “separation from service” with the Company within the meaning of Section 409A of the Code and the regulations thereunder.

r)	“Stock Unit Account” shall mean the book entry account established and maintained for each Director to record the Deferred Stock Units to be credited to a Director pursuant to Section 4 of the Plan.

3.     Administration. The Plan is an unfunded deferred compensation arrangement and shall be administered, interpreted and construed by the Committee, provided that the Secretary of the Company shall be authorized to take such ministerial actions as may be necessary to effectuate the instructions of the Committee and the Plan. All elections permitted or required under the Plan will be made by filing a written notice thereof with the Secretary of the Company.

4.     Deferrals; Further Elections. A minimum of fifty percent (50%) of each Director’s Annual Director’s Fee shall be paid by the Company in Deferred Stock Units. Each Director annually may elect to defer the balance of his or her Annual Director’s Fee in Deferred Stock Units for the following year by filing a written notice of such election with the Secretary of the Company not later than December 31 of the prior calendar year. With respect to the year of a Director’s election to the Board, the Director shall, with respect to the portion of the Annual Director’s Fee attributable to services for such year performed after the deferral election date, file any such deferral election promptly upon the commencement of services to the Board (but in no event later than 30 days thereafter). The amount of Deferred Stock Units to be credited to a Director’s Stock Unit Account shall be determined for each Quarterly Payment Date during the calendar year by dividing (a) the portion of the Annual Director’s Fee to be deferred in Deferred Stock Units by (b) the Award Value. Any portion of an Annual Director’s Fee to be paid in cash without deferral also shall be paid on the Quarterly Payment Date.

5.     Dividend Equivalent Award. Directors shall not be entitled to any rights of a holder of Common Stock by reason of DSU Accounts credited with Deferred Stock Units, except that Deferred Stock Units credited to Dividend Accounts shall be increased by Dividend Equivalents determined and credited as of each Dividend Payment Date.

6.     Settlement of Account Balance. The aggregate number of Deferred Stock Units credited to a Director’s DSU Account with respect to a particular year will be distributed according to such Director’s election, subject to Board or Committee approval as may be required by Rule 16b-3 under the Act, and which, to be effective, must be submitted in writing to the Secretary of the Company not later than December 31 of the calendar year prior to the year to which the services are performed (or, with respect to the year that a Director is elected to the Board, within 30 days after such Director’s commencement of services to the Board). In the absence of a timely election with respect to a particular year, a Director’s Deferred Stock Units with respect to such year will be settled in a single Common Stock distribution as of his or her Retirement date.

A Director may elect to have his or her Deferred Stock Units credited with respect to any particular year settled (i) in a single distribution of Common Stock as of his or her Retirement date or (ii) in annual installments of Common Stock over a period not to exceed ten years, in each case in accordance with the election procedures described above. Distributions with respect to Deferred Stock Units outstanding as of the date of this amendment and restatement shall be made in the form of Common Stock in accordance with the terms of this Section 6, subject to the consent of any Director that had previously elected to receive such distributions in cash; provided, that, the foregoing shall not change the schedule of distributions previously elected by the Director relating to such Deferred Stock Units.

a)

If the election is to receive a single distribution of Common Stock from a DSU Account, the number of shares of Common Stock to be distributed shall equal the number of Deferred Stock Units with respect to which distributions are being made on the Director’s Retirement date.

b)

If the election is to receive annual installments of Common Stock, the number of shares of Common Stock distributable over the installment period shall be determined annually as follows: (a) the number of Deferred Stock Units with respect to which such distribution is being made (such calculation to include increases in the Dividend Account by reason of Dividend Equivalents) shall be divided by (b) the number of installment payments remaining in the designated installment term (including the current installment payment date). Any fractional shares relating to such Deferred Stock Units shall be retained in the Director’s DSU Account until the date of the last installment payment, at which time any fractional shares shall be paid in cash based upon the closing price of the Common Stock on the trading day immediately preceding any such annual installment payment date, as the same is reported in The Wall Street Journal.

If a Director dies before Deferred Stock Units with respect to which an election to receive a distribution upon death in accordance with the procedures described herein has been made, the balance will be distributed to such Director’s Beneficiary in accordance with such election. If a Director dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Director, such amount will be distributed to the executor or administrator of such Director’s estate, in the manner previously designated by the Director.

7.     Nonassignability and General Rights. Neither participation in, nor the right to receive any payments under, the Plan will give any Director or Beneficiary a proprietary interest in the Company or any of its assets. A Director or Beneficiary will for all purposes be deemed to be a general creditor of the Company and shall not have any security interest in, or lien against, any assets. The rights of a Director or Beneficiary under the Plan cannot be assigned or pledged and will not be subject to the claims of creditors of the Director or Beneficiary.

8.     Modification/Termination. The Board will have the right to modify this Plan from time to time, with shareholder approval to the extent required by Rule 16b-3, or to terminate the Plan entirely; provided, however, that no modification or termination of the Plan will operate to annul an election already in effect for the fiscal year in which such modification or termination is effective, or to adversely affect the rights of a Director or Beneficiary to receive distributions as provided herein.

9.     General Restrictions. The issuance of Common Stock or the delivery of certificates therefor to or for the benefit of Directors hereunder shall be subject to the requirement that, if the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, shall be necessary or desirable as a condition of, or in connection with, such issuance and delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected promptly and in a manner acceptable to the Company.

10.     Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, spin-off, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of Deferred Stock Units subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

11.     Governing Law. The Plan shall be construed and enforced pursuant to the laws of the Commonwealth of Virginia.

12.     Term. The Plan shall remain in effect until amended or terminated by action of the Board as provided herein.